Exhibit 10(b)

             Entergy Corporation Consolidated
                         (In 000's)

                                                9/30/01

Common Stock                                      2,482
Paid In Capital                               4,662,762
Retained Earnings                             3,688,624
Cum For Currcy Trans                            (96,913)
Less Treasury Stk                              (750,069)
                                             ----------
Common Equity                                 7,506,886

Preferred-w sink
Preferred-w/o sink                              334,687
Preference Stock
QUIPS                                           215,000
                                             ----------
Total Prefered                                  549,687

Long-Term Debt                                7,237,613
L-T Cap Leases                                  150,681
Current Cap Leases                              154,713
Current L-T debt                                601,937
Notes Payable                                 1,051,018
                                             ----------
Total Debt                                    9,195,962
                                             ----------
Total Cap                                    17,252,535
                                             ==========
Equity                                            43.5%
Preferred                                          3.2%
Debt                                              53.3%
                                             ----------
                                                 100.0%